UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 14, 2005

                Date of Report (Date of earliest event reported)

                          FIRST CONSULTING GROUP, INC.

             (Exact name of registrant as specified in its charter)


      Delaware                       0-23651                   95-3539020
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                         Identification Number)

                          111 W. Ocean Blvd. 4th Floor
                              Long Beach, CA 90802

               (Address of principal executive offices) (Zip Code)

                                 (562) 624-5200

              (Registrant's telephone number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

     On July 14, 2005, First Consulting Group ("FCG") received written notice from its largest client, The NewYork and Presbyterian Hospital ("NYP"), that NYP is exercising its option to terminate for convenience its information technology services outsourcing agreement with FCG effective December 31, 2005. The outsourcing agreement was entered into by the parties in November 1999 and was scheduled to expire in December 2006. The terms of termination also specify a termination assistance period of six months after the effective termination date. Under the terms of the outsourcing agreement, a termination fee is payable to FCG by NYP upon the effective date of termination. The full text of the press release announcing the termination of the agreement is furnished as Exhibit 99.1 to this report.

     NYP remains a shareholder of one million (1,000,000) shares of FCG common stock, which shares were acquired in September 2003 by NYP in connection with FCG's purchase of NYP's approximately 15% minority interest in FCG's former outsourcing subsidiary, FCG Management Services, LLC. Under the terms of that stock purchase transaction, the FCG stock issued to NYP remains subject to lock-up provisions until January 1, 2007. The stock held by NYP will be subject to contractually based Rule 144-like volume sales restrictions subsequent to that lock-up expiration date.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

     In the press release  announcing  the agreement  termination  referenced in
Item 1.02 of this report, FCG further reported that its outsourcing deal pipeline remains solid and that the company is in the late stages of contracting on two outsourcing opportunities, one of which, if signed, is expected to be comparable in size to the revenue amount that will be lost due to NYP's decision to terminate for convenience.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     Attached as Exhibit 99.1 to this report is FCG's press release furnished under Item 1.02 of this report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       FIRST CONSULTING GROUP, INC.

Date:    July 15, 2005                 By:    /s/ Michael A. Zuercher
                                              ----------------------------------
                                       Name:  Michael A. Zuercher
                                       Title: VP, General Counsel and Secretary